Exhibit 32.2

Statement of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350 as
adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of eTelecare Global Solutions, Inc. (the “Company”) for the period ended March 31, 2008 as filed on Form 10-Q with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Michael Dodson, chief financial officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ J. Michael Dodson
J. Michael Dodson
Chief Financial Officer and Accounting Officer
(Principal Financial Officer)

Dated: May 14, 2008